Exhibit 99.1

BancFirst Corporation Reports First Quarter Earnings

OKLAHOMA CITY, April 21, 2016 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $16.6 million, or $1.05 diluted earnings per share, for the first quarter of 2016 compared to net income of $16.3 million, or $1.03 diluted earnings per share, for the first quarter of 2015.

The Company's net interest income for the first quarter of 2016 increased to $50.0 million compared to $45.6 million for the first quarter of 2015. The net interest margin for the quarter was 3.25% compared to 3.07% a year ago. Internal loan growth, acquired loans from our October 2015 acquisition and the increase in Fed Fund rate of 25 basis points during the 4th quarter of 2015 contributed to the higher net interest income and margin in 2016. The provision for loan losses for the first quarter of 2016 increased to $4.1 million compared to $1.3 million a year ago. The increase in the provision was primarily due to downgrades of a few commercial loans which were impacted by the economic effects in Oklahoma from low energy prices. Net charge-offs for the quarter were 0.03% of average loans, compared to 0.01% for the first quarter of 2015. Noninterest income for the quarter totaled $25.6 million, compared to $25.3 million last year. Noninterest expense for the quarter totaled $46.3 million compared to $44.9 million last year, primarily due to salary increases from raises and our acquisition in the fourth quarter of 2015. This increase in noninterest expenses was partially offset by gains on the sale of other real estate owned totaling $1.2 million. The Company's effective tax rate was 34.2% compared to 34.1% for the first quarter of 2015.

At March 31, 2016, the Company's total assets were $6.7 billion, largely unchanged from December 31, 2015. Securities decreased $55.0 million to a total of $498.0 million due to large maturities during the quarter. Loans totaled $4.3 billion, up slightly from December 31, 2015. Deposits totaled $6.0 billion, marginally above the December 31, 2015 total. The Company's total stockholders' equity was $662.7 million, an increase of $7.2 million, or 1.1%, over December 31, 2015.

Asset quality remained strong during the first quarter of 2016. Nonperforming and restructured assets were 0.55% of total assets at March 31, 2016 compared to 0.83% at December 31, 2015. The decrease in nonperforming and restructured assets was largely due to one relationship that was removed from a troubled debt restructuring status due to sustained improvement in financial condition, performance and the commercially reasonable nature of its structure. Also contributing to the decrease in nonperforming assets were sales of other real estate owned. The allowance to total loans was 1.04% compared to 0.98% at year-end 2015. The allowance to nonperforming and restructured loans was 136.4% compared to 88.5% at year-end 2015.

CEO David Rainbolt commented, "While the results of the quarter were good in aggregate, there were a lot of moving parts. We are noticing slight credit slippage, but so far it appears margin growth is offsetting any effects."

During the quarter, the Company repurchased 100,000 shares of its common stock at an average price of $55.23 under the Company's stock repurchase program.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 98 banking locations serving 54 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2016	2015	2015	2015	2015
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Condensed Income Statements:
Net interest income	$ 49,976	$ 50,075	$ 46,876	$ 46,215	$ 45,626
Provision for loan losses	4,103	3,646	1,424	1,271	1,334
Non-interest income:
Trust revenue	2,465	2,254	2,295	2,200	2,342
Service charges on deposits	14,710	15,077	14,910	14,312	13,352
Securities transactions	100	2,148	-	5,392	1,729
Income from sales of loans	562	434	545	549	440
Insurance commissions	4,135	3,176	4,427	3,120	4,068
Cash management	2,318	1,899	1,906	1,886	1,819
Other	1,327	1,485	1,241	1,256	1,546
Total noninterest income	25,617	26,473	25,324	28,715	25,296

Non-interest expense:
Salaries and employee benefits	29,357	28,938	28,746	27,886	27,513
Occupancy expense, net	2,827	2,926	3,051	2,700	2,835
Depreciation	2,530	2,565	2,488	2,449	2,464
Amortization of intangible assets	581	602	444	445	444
Data processing services	1,215	1,151	1,132	1,179	1,117
Net expense from other real estate owned	(1,141)	143	51	(184)	314
Marketing and business promotion	1,855	2,266	1,640	1,401	1,679
Deposit insurance	839	876	820	836	826
Other	8,228	9,544	7,980	8,717	7,731
Total noninterest expense	46,291	49,011	46,352	45,429	44,923
Income before income taxes	25,199	23,891	24,424	28,230	24,665
Income tax expense	8,620	8,163	8,794	9,677	8,406
Net income	$ 16,579	$ 15,728	$ 15,630	$ 18,553	$ 16,259
Per Common Share Data:
Net income-basic	$ 1.07	$ 1.00	$ 1.01	$ 1.19	$ 1.05
Net income-diluted	1.05	0.99	0.98	1.17	1.03
Cash dividends declared	0.36	0.36	0.36	0.34	0.34
Common shares outstanding	15,527,804	15,597,446	15,591,530	15,562,298	15,512,545
Average common shares outstanding -
Basic	15,534,416	15,609,599	15,581,593	15,536,325	15,507,346
Diluted	15,816,371	15,923,924	15,906,124	15,864,924	15,838,548
Performance Ratios:
Return on average assets	1.00%	0.94%	0.97%	1.14%	1.01%
Return on average equity	10.05	9.51	9.64	11.79	10.65
Net interest margin	3.25	3.23	3.12	3.07	3.07
Efficiency ratio	61.24	64.03	64.20	60.63	63.34

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2016	2015	2015	2015	2015
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Balance Sheet Data:

Total assets	$ 6,740,938	$ 6,692,829	$ 6,406,096	$ 6,498,898	$ 6,570,120
Interest-bearing deposits with banks	1,498,356	1,394,813	1,491,873	1,638,038	1,699,265
Securities	497,986	552,949	507,858	537,319	550,125
Total loans	4,282,738	4,245,773	3,972,075	3,871,919	3,857,742
Allowance for loan losses	(44,571)	(41,666)	(40,970)	(42,621)	(41,557)
Deposits	6,010,872	5,973,358	5,698,591	5,808,221	5,883,801
Stockholders' equity	662,661	655,510	646,061	634,244	621,679
Book value per common share	42.68	42.03	41.44	40.76	40.08
Tangible book value per common share	38.22	37.56	37.99	37.27	36.52
Balance Sheet Ratios:
Average loans to deposits	71.28%	69.62%	67.88%	65.95%	65.85%
Average earning assets to total assets	92.88	92.84	93.15	93.11	92.97
Average stockholders' equity to average assets	9.92	9.84	10.02	9.67	9.51
Asset Quality Data:
Past due loans	$ 1,099	$ 1,841	$ 2,061	$ 1,311	$ 1,498
Nonaccrual loans	31,040	30,096	30,321	32,177	16,562
Restructured loans	533	15,143	15,386	15,702	16,131
Total nonperforming and restructured loans	32,672	47,080	47,768	49,190	34,191
Other real estate owned and repossessed assets	4,245	8,214	7,863	7,521	6,418
Total nonperforming and restructured assets	36,917	55,294	55,631	56,711	40,609
Nonperforming and restructured loans to total loans	0.76%	1.11%	1.21%	1.27%	0.89%
Nonperforming and restructured assets to total assets	0.55	0.83	0.87	0.87	0.62
Allowance to total loans	1.04	0.98	1.03	1.10	1.08
Allowance to nonperforming and restructured loans	136.42	88.50	85.77	86.65	121.54
Net charge-offs to average loans	0.03	0.07	0.08	0.01	0.01

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended
	March 31, 2016
	Average	Income/	Yield/
	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 4,242,883	$ 50,329	4.76%
Securities – taxable	491,505	1,327	1.08
Securities – tax exempt	42,539	393	3.71
Interest bearing deposits with banks	1,419,500	1,802	0.51
Total earning assets	6,196,427	53,851	3.49

Nonearning assets:
Cash and due from banks	179,455
Interest receivable and other assets	336,841
Allowance for loan losses	(41,591)
Total nonearning assets	474,705
Total assets	$ 6,671,132

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Transaction deposits	$ 792,120	$ 201	0.10%
Savings deposits	2,078,802	1,691	0.33
Time deposits	721,792	1,188	0.66
Short-term borrowings	1,111	1	0.35
Junior subordinated debentures	31,959	522	6.55
Total interest-bearing liabilities	3,625,784	3,603	0.40

Interest-free funds:
Noninterest bearing deposits	2,359,783
Interest payable and other liabilities	23,627
Stockholders' equity	661,938
Total interest free-funds	3,045,348
Total liabilities and stockholders' equity	$ 6,671,132
Net interest income		$ 50,248
Net interest spread			3.09%
Effect of interest free funds			0.16%
Net interest margin			3.25%

CONTACT: Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or David Rainbolt, Chief Executive Officer at (405) 270-1002